Exhibit 99.1

ARES COMMERCIAL REAL ESTATE CORPORATION REPORTS
THIRD QUARTER 2023 RESULTS

Third quarter GAAP net income of $9.2 million or $0.17 per diluted common share and
Distributable Earnings(1) of $13.5 million or $0.25 per diluted common share

- Subsequent to end of third quarter -

Declared fourth quarter 2023 dividend of $0.33 per common share

NEW YORK—(BUSINESS WIRE)—Ares Commercial Real Estate Corporation (the “Company”) (NYSE:ACRE), a specialty finance company engaged in originating and investing in commercial real estate assets, reported generally accepted accounting principles (“GAAP”) net income of $9.2 million or $0.17 per diluted common share and Distributable Earnings(1) of $13.5 million or $0.25 per diluted common share for the third quarter of 2023.

“During the third quarter, we continued to operate with significant liquidity and moderate leverage, which enabled us to maximize credit outcomes and selectively originate new loans in today’s market to take advantage of attractive spreads,” said Bryan Donohoe, Chief Executive Officer of Ares Commercial Real Estate Corporation. “We believe the strength of our balance sheet and our deep credit capabilities have us well positioned to navigate the industry challenges and generate attractive dividends for shareholders.”

“We resolved one of our defaulted loans during the quarter resulting in a realized loss of $0.09 per diluted common share,” said Tae-Sik Yoon, Chief Financial Officer of Ares Commercial Real Estate Corporation. “Our Distributable Earnings for the third quarter of $0.25 per diluted common share includes this realized loss.”

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(1) Distributable Earnings is a non-GAAP financial measure. Refer to Schedule I for the definition and reconciliation of Distributable Earnings.

COMMON STOCK DIVIDEND

On August 2, 2023, the Board of Directors of the Company declared a regular cash dividend of $0.33 per common share for the third quarter of 2023. The third quarter 2023 dividend was paid on October 17, 2023 to common stockholders of record as of September 29, 2023.

On November 3, 2023, the Board of Directors of the Company declared a regular cash dividend of $0.33 per common share for the fourth quarter of 2023. The fourth quarter 2023 dividend will be payable on January 17, 2024 to common stockholders of record as of December 29, 2023.

ADDITIONAL INFORMATION

The Company issued a presentation of its third quarter 2023 results, which can be viewed at www.arescre.com on the Investor Resources section of our home page under Events and Presentations. The presentation is titled “Third Quarter 2023 Earnings Presentation.” The Company also filed its Quarterly Report on Form 10-Q for the quarter ended September 30, 2023 with the U.S. Securities and Exchange Commission on November 3, 2023.

CONFERENCE CALL AND WEBCAST INFORMATION

On Friday, November 3, 2023, the Company invites all interested persons to attend its webcast/conference call at 10:00 a.m. (Eastern Time) to discuss its third quarter 2023 financial results.

All interested parties are invited to participate via telephone or the live webcast, which will be hosted on a webcast link located on the Home page of the Investor Resources section of the Company’s website at www.arescre.com. Please visit the website to test your connection before the webcast. Domestic callers can access the conference call by dialing +1 (877) 407-0312. International callers can access the conference call by dialing +1 (201) 389-0899. All callers are asked to dial in 10-15 minutes prior to the call so that name and company information can be collected. For interested parties, an archived replay of the call will be available through December 1, 2023, at 5:00 p.m. (Eastern Time) to domestic callers by dialing +1 (877) 660-6853 and to international callers by dialing +1 (201) 612-7415. For all replays, please reference access code 13740719. An archived replay will also be available through December 1, 2023 on a webcast link located on the Home page of the Investor Resources section of the Company’s website.

ABOUT ARES COMMERCIAL REAL ESTATE CORPORATION

Ares Commercial Real Estate Corporation (the “Company”) is a specialty finance company primarily engaged in originating and investing in commercial real estate loans and related investments. Through its national direct origination platform, the Company provides a broad offering of flexible and reliable financing solutions for commercial real estate owners and operators. The Company originates senior mortgage loans, as well as subordinate financings, mezzanine debt and preferred equity, with an emphasis on providing value added financing on a variety of properties located in liquid markets across the United States. Ares Commercial Real Estate Corporation elected and qualified to be taxed as a real estate investment trust and is externally managed by a subsidiary of Ares Management Corporation. For more information, please visit www.arescre.com. The contents of such website are not, and should not be deemed to be, incorporated by reference herein.

FORWARD-LOOKING STATEMENTS

Statements included herein or on the webcast / conference call may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended, which relate to future events or the Company’s future performance or financial condition. These statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including the return or impact of current and future investments, rates of prepayments on the Company’s mortgage loans and the effect on the Company’s business of such prepayments, availability of investment opportunities in mortgage-related and real estate-related investments and securities, ACREM’s ability to locate suitable investments for the Company, monitor, service and administer the Company’s investments and execute its investment strategy, the Company’s ability to obtain, maintain, repay or refinance financing arrangements, including securitizations, global economic trends and economic conditions, including heightened inflation, slower growth or recession, changes to fiscal and monetary policy, higher interest rates and currency fluctuations, changes in interest rates, credit spreads and the market value of the Company’s investments, the demand for commercial real estate loans, and the risks described from time to time in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including, but not limited to, the risk factors described in Part I, Item 1A. Risk Factors in the Company’s Annual Report on Form 10-K, filed with the SEC on February 15, 2023 and the risk factors described in Part II, Item 1A. Risk Factors in the Company’s subsequent Quarterly Reports on Form 10-Q. Any forward-looking statement, including any contained herein, speaks only as of the time of this press release and Ares Commercial Real Estate Corporation undertakes no duty to update any forward-looking statements made herein or on the webcast/conference call. Projections and forward-looking statements are based on management’s good faith and reasonable assumptions, including the assumptions described herein.

INVESTOR RELATIONS CONTACTS

Ares Commercial Real Estate Corporation
Carl Drake or John Stilmar
(888) 818-5298
iracre@aresmgmt.com

ARES COMMERCIAL REAL ESTATE CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	As of
	September 30, 2023	December 31, 2022
	(unaudited)
ASSETS
Cash and cash equivalents	$61,017	$141,278
Loans held for investment ($874,719 and $887,662 related to consolidated VIEs, respectively)	2,180,412	2,264,008
Current expected credit loss reserve	(112,432)	(65,969)
Loans held for investment, net of current expected credit loss reserve	2,067,980	2,198,039
Investment in available-for-sale debt securities, at fair value	28,136	27,936
Real estate owned, net	84,094	—
Other assets ($5,705 and $2,980 of interest receivable related to consolidated VIEs, respectively; $99,418 and $129,495 of other receivables related to consolidated VIEs, respectively)	121,949	155,749
Total assets	$2,363,176	$2,523,002
LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
Secured funding agreements	$654,507	$705,231
Notes payable	104,611	104,460
Secured term loan	149,344	149,200
Collateralized loan obligation securitization debt (consolidated VIEs)	735,136	777,675
Due to affiliate	4,092	5,580
Dividends payable	18,082	19,347
Other liabilities ($2,139 and $1,913 of interest payable related to consolidated VIEs, respectively)	14,446	13,969
Total liabilities	1,680,218	1,775,462
Commitments and contingencies
STOCKHOLDERS' EQUITY
Common stock, par value $0.01 per share, 450,000,000 shares authorized at September 30, 2023 and December 31, 2022 and 54,136,273 and 54,443,983 shares issued and outstanding at September 30, 2023 and December 31, 2022, respectively	532	537
Additional paid-in capital	811,147	812,788
Accumulated other comprehensive income	666	7,541
Accumulated earnings (deficit)	(129,387)	(73,326)
Total stockholders' equity	682,958	747,540
Total liabilities and stockholders' equity	$2,363,176	$2,523,002

ARES COMMERCIAL REAL ESTATE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)
(unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2023	2022	2023	2022
Revenue:
Interest income	$52,819	$45,633	$154,260	$117,619
Interest expense	(29,745)	(18,362)	(79,695)	(43,851)
Net interest margin	23,074	27,271	74,565	73,768
Revenue from real estate owned	809	—	809	2,672
Total revenue	23,883	27,271	75,374	76,440
Expenses:
Management and incentive fees to affiliate	2,974	3,868	9,317	10,608
Professional fees	682	842	2,080	2,720
General and administrative expenses	1,691	1,416	5,414	4,617
General and administrative expenses reimbursed to affiliate	775	1,011	2,617	2,641
Expenses from real estate owned	480	—	480	4,309
Total expenses	6,602	7,137	19,908	24,895
Provision for current expected credit losses	3,227	19,485	44,373	26,659
Realized losses on loans	4,886	—	10,499	—
Gain on sale of real estate owned	—	—	—	2,197
Income before income taxes	9,168	649	594	27,083
Income tax expense (benefit), including excise tax	(16)	5	48	208
Net income attributable to common stockholders	$9,184	$644	$546	$26,875
Earnings per common share:
Basic earnings per common share	$0.17	$0.01	$0.01	$0.53
Diluted earnings per common share	$0.17	$0.01	$0.01	$0.52
Weighted average number of common shares outstanding:
Basic weighted average shares of common stock outstanding	54,085,035	54,415,545	54,339,441	50,753,915
Diluted weighted average shares of common stock outstanding	54,796,413	54,846,756	55,043,206	51,193,238
Dividends declared per share of common stock(1)	$0.33	$0.35	$1.03	$1.05

(1) There is no assurance dividends will continue at these levels or at all.

SCHEDULE I

Reconciliation of Net Income to Non-GAAP Distributable Earnings

Distributable Earnings is a non-GAAP financial measure that helps the Company evaluate its financial performance excluding the effects of certain transactions and GAAP adjustments that it believes are not necessarily indicative of its current loan origination portfolio and operations. To maintain the Company’s REIT status, the Company is generally required to annually distribute to its stockholders substantially all of its taxable income. The Company believes the disclosure of Distributable Earnings provides useful information to investors regarding the Company’s ability to pay dividends, which is one of the principal reasons the Company believes investors invest in the Company. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP. Distributable Earnings is defined as net income (loss) attributable to common stockholders computed in accordance with GAAP, excluding non-cash equity compensation expense, the incentive fees the Company pays to its Manager (Ares Commercial Real Estate Management LLC), depreciation and amortization (to the extent that any of the Company’s target investments are structured as debt and the Company forecloses on any properties underlying such debt), any unrealized gains, losses or other non-cash items recorded in net income (loss) for the period, regardless of whether such items are included in other comprehensive income or loss, or in net income (loss), one-time events pursuant to changes in GAAP and certain non-cash charges after discussions between the Company’s Manager and the Company’s independent directors and after approval by a majority of the Company’s independent directors. Loan balances that are deemed to be uncollectible are written off as a realized loss and are included in Distributable Earnings. Distributable Earnings is aligned with the calculation of “Core Earnings,” which is defined in the Management Agreement and is used to calculate the incentive fees the Company pays to its Manager.

Reconciliation of net income (loss) attributable to common stockholders, the most directly comparable GAAP financial measure, to Distributable Earnings is set forth in the table below for the three months and twelve months ended September 30, 2023 ($ in thousands):

	For the Three Months Ended September 30, 2023	For the Twelve Months Ended September 30, 2023
Net income attributable to common stockholders	$9,184	$3,456
Stock-based compensation	986	3,688
Incentive fees to affiliate	—	1,598
Depreciation and amortization of real estate owned	206	206
Provision for current expected credit losses	3,227	63,775
Realized gain on termination of interest rate cap derivative(1)	(93)	(1,238)
Distributable Earnings	$13,510	$71,485

Net income attributable to common stockholders	$0.17	$0.06
Stock-based compensation	0.02	0.07
Incentive fees to affiliate	—	0.03
Depreciation and amortization of real estate owned	—	—
Provision for current expected credit losses	0.06	1.17
Realized gain on termination of interest rate cap derivative(1)	—	(0.02)
Basic Distributable Earnings per common share	$0.25	$1.31

Net income attributable to common stockholders	$0.17	$0.06
Stock-based compensation	0.02	0.07
Incentive fees to affiliate	—	0.03
Depreciation and amortization of real estate owned	—	—
Provision for current expected credit losses	0.06	1.16
Realized gain on termination of interest rate cap derivative(1)	—	(0.02)
Diluted Distributable Earnings per common share	$0.25	$1.30
(1)For the three and twelve months ended September 30, 2023, Distributable Earnings includes a $93 thousand and $1.2 million, respectively, adjustment to reverse the impact of the $2.0 million realized gain from the termination of the interest rate cap derivative that was amortized into GAAP net income.